Exhibit 5.1
Lenz & Staehelin
Route de Chêne 30
CH-1211 Geneva 6
Tel: +41 58 450 70 00
Fax: +41 58 450 70 01

Brandschenkestrasse 24
CH-8027 Zurich
Tel: +41 58 450 80 00
Fax: +41 58 450 80 01

Avenue de Rhodanie 58
CH-1007 Lausanne
Tel: +41 58 450 70 00
Fax: +41 58 450 70 01

www.lenzstaehelin.com

Logitech International S.A.
EPFL - Quartier de l'Innovation
Daniel Borel Innovation Center
1015 Lausanne, Switzerland
c/o Logitech Inc.
7700 Gateway Boulevard
Newark, California 94560

Geneva, October 22, 2020
Re: Logitech International S.A. Registration Statement on Form S-3

Ladies and Gentlemen,

We have acted as special counsel to Logitech International S.A., a corporation duly organized under the laws of the Canton of Vaud, Switzerland (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

The Registration Statement relates to the registration of 390,184 registered shares, par value of CHF 0.25 per share (the "Registered Shares") of the Company held by certain selling stockholders described in the Registration Statement for resale.

In our capacity as special counsel, we have examined an Agreement and Plan of Merger, dated as of September 26, 2019, by and among the Company, General Workings Inc., a Delaware corporation, and Clip Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, the Articles of Incorporation of the Company, the Organizational Regulations of the Company, certain records of proceedings by the Board of Directors and other officers of the Company and the Registration Statement. We have made such legal and factual inquiries, as we deemed necessary for purposes of this opinion.

Partners Geneva: Shelby R du Pasquier · Guy Vermeil · Mark Barmes* · François Rayroux · Jean-Blaise Eckert · Daniel Tunik · Olivier Stahler · Andreas Rötheli · Xavier Favre-Bulle · Benoît Merkt · David Ledermann · Jacques Iffland · Daniel Schafer · Miguel Oural · Fedor Poskriakov · Frédéric Neukomm · Cécile Berger Meyer · Rayan Houdrouge · Floran Ponce
Zurich: Patrick Hünerwadel · Stefan Breitenstein · Matthias Oertle · Martin Burkhardt · Heini Rüdisühli · Marcel Meinhardt · Patrick Schleiffer · Thierry Calame · Beat Kühni · Lukas Morscher · Tanja Luginbühl · Prof. Jürg Simon · Matthias Wolf · Hans-Jakob Diem · Prof. Pascal Hinny · Harold Frey · Marcel Tranchet · Tino Gaberthüel · Astrid Waser · Stephan Erni · Dominique Müller · Alexander Greter · Peter Ling
Lausanne: Lucien Masmejan

Admitted to the Bar                                        * Solicitor (England & Wales)

In our examination, we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the accuracy of the information provided to us.

On the basis of such examination, we are of the opinion that the Registered Shares are validly issued, fully paid and nonassessable.

The law covered by this opinion is limited to the present laws of Switzerland. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

Lenz & Staehelin

/s/Jacques Iffland